Exhibit 5.2

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218 FILE NO: 51645.000001

February 18, 2014

Atmos Energy Corporation

1800 Three Lincoln Centre

5430 LBJ Freeway

Dallas, Texas 75240

Atmos Energy Corporation

Public Offering of 9,200,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as special Virginia counsel for Atmos Energy Corporation, a Texas and Virginia corporation (the “Company”), for the purpose of providing this opinion letter in connection with the Company’s offering and sale of 9,200,000 shares (the “Shares”) of the Company’s common stock, no par value.

The Shares are being offered and sold as described in the prospectus, dated March 28, 2013, contained in the Registration Statement on Form S-3 (Registration No. 333-187606) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 28, 2013 pursuant to the Securities Act of 1933, as amended (the “Act”), and the prospectus supplement thereto, dated February 11, 2014 (collectively, the “Prospectus”).

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Act.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents as we have deemed necessary for the purposes of rendering this opinion letter, including, among other things, (i) the Virginia Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company, each as amended through the date hereof, (ii) a certificate issued by the State Corporation Commission of the Commonwealth of Virginia on February 3, 2014 and confirmed the date hereof, to the effect that the Company is existing under the

ATLANTA  AUSTIN  BANGKOK  BEIJING  BRUSSELS  CHARLOTTE  DALLAS   HOUSTON  LONDON  LOS ANGELES

McLEAN  MIAMI  NEW YORK  NORFOLK  RALEIGH  RICHMOND  SAN FRANCISCO  TOKYO  WASHINGTON

www.hunton.com

Atmos Energy Corporation

February 18, 2014

laws of the Commonwealth of Virginia and in good standing, (iii) resolutions of the Board of Directors of the Company, adopted on November 7, 2012 and February 4, 2014, (iv) the Registration Statement, (v) the Prospectus and (vi) an executed copy of the Underwriting Agreement, dated February 11, 2014 (the “Underwriting Agreement”), among the Company and J.P. Morgan Securities LLC and Goldman, Sachs & Co. as representatives of the several Underwriters listed on Schedule I to the Underwriting Agreement.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution and delivery of documents by the Company).

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1.	The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.	The Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable.

We hereby consent to (a) the filing of this opinion letter with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof, (b) the incorporation by reference of this opinion letter into the Registration Statement and (c) the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

Atmos Energy Corporation

February 18, 2014

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein. Our opinion letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,

/s/ Hunton & Williams LLP